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                                                                      EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report, dated March 2, 2001, on our audit of the financial statements of Thrall Car Manufacturing Company and Subsidiaries (the Company). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.



Arthur Andersen LLP


Chicago, Illinois
December 19, 2001